UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Representatives of Synthesis Energy Systems (the “Company”) will make a presentation on October 27, 2014 at the 2014 Gasification Technologies Conference in Washington, D.C. The Company is furnishing herewith as Exhibit 99.1 data being presented by certain of its representatives at the Conference.

The information contained in the slide presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time. The slide presentation speaks as of the date of this Current Report on Form 8-K. While the Company may elect to update any or all of the content of the slide presentation in the future or to reflect events and circumstances that occur or exist after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so. The slide presentation will also be posted on the Company’s website, www.synthesisenergy.com.

In addition, on October 27, 2014, the Company issued a press release announcing its new advanced higher pressure gasification system. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

*99.1	Presentation dated October 27, 2014.

*99.2	Press release dated October 27, 2014.

*	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: October 27, 2014	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

*99.1	Presentation dated October 27, 2014.

*99.2	Press release dated October 27, 2014.

* Furnished herewith